UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2024

COMMVAULT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33026	22-3447504
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
1 Commvault Way
Tinton Falls, New Jersey 07724
(Address of principal executive offices, including zip code)

(732) 870-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVLT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Commvault Systems, Inc. (“Commvault” or the "Company") is pleased to announce that Mr. Gary Merrill, the Company's Chief Financial Officer (“CFO”), has been appointed Commvault’s next Chief Commercial Officer (“CCO”). As CCO, Mr. Merrill will be responsible for leading the Company’s global sales and partnership organizations accountable for Commvault’s cyber resilience revenue growth objectives.

Mr. Merrill joined Commvault in 2005 and has held critical leadership positions during his tenure. Prior to being appointed as CFO in 2022, he served as Chief of Business Operations. In this role, he leveraged his financial and operational expertise to lead the Company’s transformation initiatives and go-to-market strategy.

Mr. Merrill will assume the CCO role after his successor as CFO is appointed. The Company is conducting a search for Mr. Merrill’s successor and has retained an executive search firm to assist in the process. Mr. Merrill will continue to serve as Chief Financial Officer until his successor’s start date.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMVAULT SYSTEMS, INC.

Dated:	May 15, 2024	/s/ Danielle Sheer
Danielle Sheer Chief Legal and Trust Officer

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